EXHIBIT 15.1    LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION

We are aware of the incorporation by reference in the Registration Statements and related Prospectuses of our report dated October 27, 1999, relating to the unaudited consolidated condensed interim financial statements of STERIS Corporation and Subsidiaries that are included in its Form 10-Q for the quarter ended September 30, 1999:

     Registration
        Number                                        Description                                         Filing Date
  -------------------     ---------------------------------------------------------------------    ---------------------------
  333-65155               Form S-8 Registration Statement -- STERIS Corporation Long Term          October 1, 1998
                          Incentive Stock Plan

  333-55839               Form S-8 Registration Statement -- Nonqualified Stock Option             June 2, 1998
                          Agreement between STERIS Corporation and John Masefield and the
                          Nonqualified Stock Option Agreement between STERIS Corporation and
                          Thomas J. DeAngelo

  333-32005               Form S-8 Registration Statement -- STERIS Corporation 1997 Stock         July 24, 1997
                          Option Plan

  333-06529               Form S-3 Registration Statement -- STERIS Corporation                    June 21, 1996

  333-01610               Post-effective Amendment to Form S-4 on Form S-8 -- STERIS               May 16, 1996
                          Corporation

  33-91444                Form S-8 Registration Statement -- STERIS Corporation 1994 Equity        April 24, 1995
                          Compensation Plan

  33-91442                Form S-8 Registration Statement -- STERIS Corporation 1994               April 24, 1995
                          Nonemployee Directors Equity Compensation Plan

  33-55976                Form S-8 Registration Statement -- STERIS Corporation 401(k)Plan         December 21, 1992

  33-55258                Form S-8 Registration Statement -- STERIS Corporation Amended and        December 4, 1992
                          Restated Non-Qualified Stock Option Plan

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                                    Ernst & Young LLP

Cleveland, Ohio
November 12, 1999